Exhibit (3)
                                                      -----------

                             BY-LAWS

                               of

                          OWENS CORNING


                            ARTICLE I
                          STOCKHOLDERS

  Section 1.     Annual Meeting.
   An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the last annual meeting of stockholders.

  Section 2.     Special Meetings.
   Except as otherwise required by law or by the Certificate of Incorporation and subject to the rights of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation, dissolution or winding up, special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors. Special meetings of stockholders shall be held at such place, within or without the State of Delaware, date and time as the Board of Directors shall fix.

  Section 3.     Organization and Conduct of Business.
   Such person as the Board of Directors may have designated or, in the absence of such a person, the Chief Executive Officer of the Corporation or, in his absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as he determines to be in order.

   At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto)
given  by  or  at  the direction of the Board of  Directors,  (b)
otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that notice of the date of the meeting is not given to stockholders, or public disclosure by means of a filing with the Securities and Exchange Commission of such date is not made, at least 70 days prior to the date of such meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

   Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting of stockholders, except in accordance with the procedures set forth in this Article I,
Section 3.

   The chairman of a meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article I, Section 3, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

  Section 4.     Nomination of Directors.
   Only persons who are nominated in accordance with the procedures set forth in this Article I, Section 4, shall be eligible for election as directors by action of the stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article I, Section 4. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that notice of the date of the meeting is not given to stockholders, or public disclosure by means of a filing with the Securities and Exchange Commission of such date is not made, at least 70 days prior to the date of such meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

   Such stockholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, and (iii) the class and number of shares of the Corporation which are beneficially owned by such person; and (b) as to the stockholder giving the notice
(i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

  Section 5.     Notice of Meetings.
   Written notice of the place, date, and time of all meetings of stockholders, and the purpose or purposes for which the meeting was called, shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by the Delaware General Corporation Law or the Certificate of Incorporation.

   No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice to the Secretary of the Corporation, whether before or after the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting, in person or by proxy, for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

  Section 6.     Quorum.
   At any meeting of the stockholders, the holders of a majority of all the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by the Certificate of Incorporation or by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter.

   If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

   If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by the Certificate of Incorporation or by law, those present at such adjourned meeting, in person or by proxy, shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

  Section 7.     Record Dates.
   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to the time for such other action as described in this section.

   If   no  record  date  is  fixed  pursuant  to  the  foregoing
paragraph: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

   A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

  Section 8.     Proxies and Voting.
   A stockholder may, by an instrument in writing or by a transmission permitted by law filed in accordance with the procedures established for the meeting, authorize any other person or persons to act for such stockholder as proxy to vote for such stockholder at any and all meetings of stockholders and to waive all notices which such stockholder may be entitled to receive.

   Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by the Certificate of Incorporation or by law.

   All voting, including on the election of directors, unless otherwise required by the Certificate of Incorporation or by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote for the election of directors, elections for directors shall be by ballot. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

   All elections shall be determined by a plurality of the votes cast, and, except as otherwise required by the Certificate of Incorporation or by law, all other matters shall be determined by a majority of the votes cast.

       Section 9.     Stock List.
   A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

   The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                           ARTICLE II
                       BOARD OF DIRECTORS

  Section 1.     Qualifications of Directors.
   Each director shall be a person sui juris. No director need be a stockholder of the Corporation.

  Section 2.     Number, Term of Office and Vacancies.
   The number of directors who shall constitute the whole Board of Directors, and the terms of office of each director, shall be determined in accordance with the Certificate of Incorporation. Newly created directorships and vacancies shall be filled in the manner provided in the Certificate of Incorporation.

  Section 3.     Regular Meetings.
   Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

  Section 4.     Special Meetings.
   Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board or Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of each special meeting shall be given to each director by the Secretary or Assistant Secretary of the Corporation or by the Chairman of the Board, Chief Executive Officer, or directors calling said meeting. Such notice may be given personally or by telephone, or by written notice, telegram, cable, facsimile or telex, mailed or directed to the address of the director appearing upon the books of the Corporation, and shall set forth the date, time and place of the meeting, but need not state the purpose or purposes thereof unless required by the Certificate of Incorporation or by law. Notice of the meeting shall be sufficient in time if actually delivered to the director notified, or delivered properly addressed and prepaid to the carrier thereof, or telecopied, sufficiently early to be delivered in due and regular course to the director notified, in time to enable him to attend such meeting. Notice to any director of a meeting of the Board of Directors may be waived by him, and shall be deemed waived by him by his presence at the meeting.

  Section 5.     Quorum.
   At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

  Section 6. Participation in Meetings By Conference Telephone. Members of the Board of Directors, or of any committee thereof,  may  participate  in a meeting  of  the  Board  or  any
committee   by   means   of  conference  telephone   or   similar
communications   equipment  by  means  of   which   all   persons
participating  in  the  meeting can  hear  each  other  and  such
participation  shall  constitute  presence  in  person  at   such
meeting.

  Section 7.     Conduct of Business.
   At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by the Certificate of Incorporation or by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

  Section 8.     Compensation of Directors.
   Directors, pursuant to resolution of the Board of Directors, may receive fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

  Section 9.     Approval of Minutes.
   The minutes of meetings of the Board of Directors may be acted upon at any subsequent meeting thereof and the approval of the minutes of any meeting of the Board of Directors shall have the effect of ratifying and validating any of the acts reported therein with like effect as if such acts had been properly approved or authorized at such meeting, providing that such approval is by such vote as would have been sufficient to authorize the acts so reported.

                           ARTICLE III
                           COMMITTEES

  Section 1.     Committees of the Board of Directors.
   The Board of Directors, by a vote of a majority of the whole Board may, from time to time, designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any other provided for herein, elect a director or directors to serve as the member or members thereof, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. If the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide, any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

  Section 2.     Conduct of Business.
   Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by the Certificate of Incorporation or by law. Unless otherwise designated by the Board of Directors, one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.
   If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. Each committee shall hold meetings upon the call of its chairman, the Chairman of the Board, the Chief Executive Officer, or any one of its members, at such date, time and place as set forth in the notice of meeting.

   Notice of each meeting of a committee of the Board of Directors shall be given to each member by the Secretary or Assistant Secretary of the Corporation, Chairman of the Board, Chief Executive Officer or by the member of the committee calling the meeting. Such notice may be given personally or by telephone or by written notice, telegram, cable, facsimile or telex, mailed or directed to the address of the member appearing upon the books of the Corporation and shall set forth the date, time and place of the meeting, but need not state the purpose or purposes thereof unless required by the Certificate of Incorporation or by law. Notice of the meeting shall be sufficient in time if actually delivered to the member of the committee notified, or delivered properly addressed and prepaid to the carrier thereof, or telecopied, sufficiently early to be delivered in due and regular course to the member notified, in time to enable him to attend such meeting. Notice to any member of a meeting of a committee of the Board may be waived by him, and shall be deemed waived by him by his presence at the meeting. Action may be taken by conference telephone as provided in Article II, Section 6. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

  Section 3.     Officers.
   The Board of Directors may designate one or more members of any committee to act as the chairman and the secretary of any committee, and each person so designated shall continue as such during the pleasure of the Board. Unless so designated, a committee may choose its own officers, including officers pro tem, and if no secretary has been designated by the Board or the committee, the Secretary of the Corporation shall act as secretary of the committee and keep proper minutes of the proceedings of such committee.

                           ARTICLE IV
                            OFFICERS

  Section 1.     Elected Officers.
   The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time elect. The Board of Directors shall consider the election of officers at its first meeting after every annual meeting of stockholders and may consider that subject at such other times as the Board may deem appropriate. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation, retirement or removal. Each officer elected by the Board of Directors or appointed pursuant to Section 2 of this
Article IV shall be retired from the Corporation, unless mandatory retirement of such officer is prohibited by law, in accordance with the Corporation's retirement programs not later than the last day of the month in which the officer attains age sixty-five. Any number of offices may be held by the same person.

   Each officer elected by the Board of Directors or any person thereto specifically authorized by the Board may, in the name and on behalf of the Corporation, receive and receipt for moneys and other properties, execute and deliver contracts, deeds, mortgages, leases, bonds, undertakings, powers of attorney, and other instruments, and assign, endorse, transfer, deliver, release, and satisfy any and all contracts, mortgages, leases, stock certificates, bonds, promissory notes, drafts, checks, bills, orders, receipts, acquittances, and other instruments, and may, when necessary, affix the corporate seal thereto.

   The Chairman of the Board, President, Chief Executive Officer and Vice Presidents elected by the Board may delegate, designate or authorize named individuals to execute and attest on behalf of the Corporation bids, contracts, performance bonds and similar documents arising in the ordinary day-to-day operations of the Corporation and its divisions.

  Section 2.     Appointed Officers.
   The  Chief  Executive  Officer  designated  by  the  Board  of
Directors, or if a Chief Executive Officer has not been so designated, the President of the Corporation, may, from time to time, create and abolish such functional, divisional or regional offices of Vice President or Assistant Vice President with such powers and duties and subject to such limitations of authority as he may prescribe and he may make appointments to, and removals from, any such office, but such appointees shall not exercise specific powers or duties pertaining to the elective offices of the Corporation as provided in this Article IV of the By-Laws, except as prescribed by the Board of Directors, either generally or specially.

   Section 3.     Compensation.
   The Board of Directors, or any committee thereof so designated, may, from time to time, fix the compensation of the several officers, agents, and employees of the Corporation and may delegate to any officer of the Corporation, or any committee composed of officers of the Corporation, the power to fix the compensation of the officers, agents, and employees of the Corporation.

   Section 4.     Chairman of the Board.
   The Board of Directors may elect one of the members of the Board as Chairman of the Board, who, if elected, shall preside at all meetings of stockholders and directors and shall also perform such duties as may be prescribed by the Board. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation.

   Section 5.     Vice Chairman of the Board.
   The Board of Directors may designate one of the members of the Board as Vice Chairman of the Board who, in the absence or disability of the Chairman of the Board or during any vacancy of that office, shall perform the duties of the Chairman of the Board. He shall also perform such duties as may be prescribed by the Board or delegated to him by the Chief Executive Officer.

   Section 6.     Chief Executive Officer.
   The Board of Directors shall designate either the Chairman of the Board or the President as Chief Executive Officer of the Corporation, who, subject to the direction and control of the Board, shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which the Board of Directors delegates to him. He shall have power to sign all stock certificates, contracts and other authorized instruments of the Corporation and shall have general supervision and direction of all other officers, employees and agents of the Corporation. The Chief Executive Officer, prior to each annual meeting of stockholders, shall submit to the Board of Directors a report of the operations of the Corporation during the preceding fiscal year and of its affairs, and from time to time shall report to the Board all matters affecting the Corporation's interests which may come to his knowledge.

   Section 7.     President.
   The President, in the absence or disability of the Chairman of the Board and the Vice Chairman of the Board or during vacancies in both of such offices, shall preside at all meetings of stockholders and directors. He shall perform such duties as may be prescribed by the Board of Directors or delegated to him by the Chief Executive Officer.

   Section 8.     Vice President.
   Each Vice President shall have such powers and duties as may be delegated to him by the Board of Directors. The Board of Directors, or the Chief Executive Officer, or if a Chief Executive Officer has not been so designated, the President, may assign further descriptive titles to the Vice Presidents, prescribe their duties and rank and may designate them numerically.

   Section 9.     Secretary.
   The Secretary shall keep an accurate record of all proceedings of the stockholders and the Board of Directors and committees of the Board; sign all certificates for shares and deeds, mortgages, bonds, contracts, notes and other instruments executed by the Corporation requiring his signature or as may be prescribed by the Chief Executive Officer or the President; give notices of meetings of stockholders and of directors; produce on request at any meeting of stockholders a certified list of stockholders arranged in alphabetical order, showing the number of shares held by each; and perform such other and further duties as may from time to time be prescribed by the Board, or a committee of the Board, or as may from time to time be assigned or delegated to him by the Chief Executive Officer or the President. He shall have custody and care of the seal of the Corporation.

   Section 10.     Treasurer.
   Subject to the direction and control of the Board of Directors, the Chief Executive Officer, and any officer who may be designated by the Board with responsibility for finance, the Treasurer shall have custody of the funds and securities belonging to the Corporation, and shall deposit all funds in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board or by an officer or officers duly authorized by the Board to designate depositories. He shall make such disbursements of the funds of the Corporation as are authorized and shall render to the Board of Directors, whenever the Board may require it, an account of all his transactions as Treasurer. The Treasurer shall also perform such other duties as the Board of Directors may prescribe from time to time.

   Section 11.     Controller.
   The Controller shall keep proper books of account and full and accurate records of the receipts and disbursements of the funds belonging to the Corporation and of its operations. The
Controller shall render to the Board of Directors, any of its committees, the Chief Executive Officer, and the President, such statements as to the financial condition of the Corporation and as to its operations as each or any of them may request.

   Section 12.     All Officers.
   The several officers shall perform all other duties usually incident to their respective offices, or which may be required by the stockholders or Board of Directors; shall from time to time, and also whenever requested, report to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President all matters affecting the Corporation's interests which may come to their knowledge and, on the expiration of their terms of office, shall respectively deliver all books, papers, money and property of the Corporation in their hands to their successors, or to the Chief Executive Officer, or to any person designated by the Board to receive the same.

   Section 13.     Delegation of Authority.
   The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

   Section 14.     Removal.
   Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

   Section 15.     Action with Respect to Securities of Other
                   Corporations.
   Unless otherwise directed by the Board of Directors, each of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President elected by the Board of Directors, the Treasurer and the Secretary shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of, or with respect to any action of stockholders of, any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

   Section 16.     Security.
   The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his duties, in such amount and of such character and on such terms as may be determined from time to time by the Board of Directors.

                            ARTICLE V
                              STOCK

   Section 1.      Certificates of Stock.
   Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any or all of the signatures and the seal of the Corporation on the certificate may be facsimile, engraved, stamped or printed. In the event that any officer or transfer agent who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer or transfer agent before such certificate is issued, it may be issued by the Corporation with the same effect as if the officer or transfer agent were such at the date of issue.

   Section 2.     Transfers of Stock.
Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by a transfer agent or agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 3 of Article V of these By-Laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

   Section 3.     Lost, Stolen or Destroyed Certificates.
   If a person claiming to be the holder of stock in the Corporation claims that the certificate representing such stock has been lost, stolen or destroyed, a duplicate certificate or written instrument may be issued by the Corporation's Transfer Agent for the stock upon being furnished with an affidavit of such loss, theft or destruction in form and substance satisfactory to the Transfer Agent and, upon giving to the Corporation of a bond or agreement of indemnity executed by such holder or owner with a surety company authorized to do business in the State of Delaware or in the State of Ohio as surety, in form approved by counsel for the Corporation, for full and complete indemnification to the Corporation of all losses, costs and expenses of every kind and nature whatsoever which may result to the Corporation or any of its agents or employees by reason of the issuance of such duplicate certificate.

   Section 4.     Regulations.
   The   issue,   transfer,  conversion   and   registration   of
certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                           ARTICLE VI
                            FINANCES

   Section 1.     Fiscal Year.
   The fiscal year shall begin on the first day of January in each year.

   Section 2.     Borrowings.
   Any two of the following officers: the Chairman of the Board, Vice Chairman of the Board, President, Executive Vice President, Senior Vice President, Vice President-Finance, Treasurer, Assistant Treasurer, or any employee of the Corporation designated in writing by any two of said officers, may from time to time in the name of the Corporation borrow money with an obligation to repay not exceeding one year from any bank, trust company or financial institution in such amounts as the officers or designated employee may deem necessary or desirable for the current needs of the Corporation.

   All obligations for moneys borrowed by the Corporation, and guarantees by the Corporation of moneys borrowed by subsidiaries of the Corporation, shall bear the signatures of any two of the following officers: the Chairman of the Board, Vice Chairman of the Board, President, Executive Vice President, Senior Vice President, Vice President-Finance, Treasurer and Assistant Treasurer, only one of which may be an Assistant Treasurer.

   Section 3.     Banking Authorizations.
   Except as provided in Section 2 of this Article VI, all checks, drafts, notes, or other obligations for the payment of money shall be signed by such person or persons as the Board of Directors shall direct. The Board may delegate to any officer or officers the power to designate a depository or depositories for the Corporation and to appoint a signer or signers upon such instruments in respect of the funds held by all or any particular depositories. The Board may authorize the use of facsimile or mechanically applied signatures or may delegate to an officer or officers the power to authorize the use thereof. The Board may authorize the use of Depository Transfer Instruments without signature from one corporate account maintained with a duly designated depository to any other corporate account maintained either with the same or some other duly designated depository. The Board may authorize the use of other generally accepted means of transferring funds without signature from a corporate account maintained with a duly designated depository to any other corporate account or to the account of another party at the same or some other depository.

                           ARTICLE VII
                             NOTICES

   Section 1.     Notices.
   Except as otherwise specifically provided herein or required by the Certificate of Incorporation or by law, all notices required to be given, other than by publication in a newspaper, to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by pre-paid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

   Section 2.     Waivers.
   A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business to be transacted nor the purpose of any meeting need be specified in such a waiver unless so required by the Certificate of Incorporation or as otherwise provided in these By-Laws.

                          ARTICLE VIII
                          MISCELLANEOUS

   Section 1.     Facsimile Signatures.
   In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

   Section 2.     Corporate Seal.
   The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words
"Corporate Seal, Delaware".

   Section 3.     Reliance upon Books, Reports and Records.
   Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

   Section 4.     Time Periods.
   In applying any provision of these By-Laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

   Section 5.     Gender.
   Whenever the masculine gender is used in these By-Laws, it shall be deemed to include both the male and female genders.

                           ARTICLE IX
            INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Corporation shall, to the fullest extent permitted by applicable law from time to time in effect, (but, in the case of any amendment of such law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) indemnify any and all persons who may serve or who have served at any time as directors or officers of the Corporation, or who at the request of the Corporation may serve or at any time have served as directors, officers, employees or agents of another corporation (including subsidiaries of the Corporation) or of any partnership, joint venture, trust or other enterprise, and any directors or officers of the Corporation who at the request of the Corporation may serve or at any time have served as agents or fiduciaries of an employee benefit plan of the Corporation or any of its subsidiaries, from and against any and all of the expenses, liabilities or other matters referred to in or covered by law whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent permitted by such law. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Certificate of Incorporation, other By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall be contract rights and continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   If a claim under this Article IX is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the director or officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the director or officer shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the director or officer to enforce a right to indemnification hereunder (but not in a suit brought by the director or officer to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the director or officer has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the director or officer has not met such applicable standard of conduct, shall create a presumption that the director or officer has not met the applicable standard of conduct or, in the case of such a suit brought by the director or officer, be a defense to such suit. In any suit brought by the director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

   The indemnification provided in this Article IX shall inure to each person referred to herein, whether or not the person is serving in any of the enumerated capacities at the time such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement are imposed or incurred, and whether or not the claim asserted against him is based on matters which antedate the adoption of this Article IX. None of the provisions of this
Article IX shall be construed as a limitation upon the right of the Corporation to exercise its general power to enter into a contract or understanding of indemnity with a director, officer, employee, agent or any other person in any proper case not provided for herein. Each person who shall act or have acted as a director or officer of the Corporation shall be deemed to be doing so in reliance upon such right of indemnification.

   For purposes of this Article IX, the term "Corporation" shall include constituent corporations referred to in subsection (h) of
Section 145 of the General Corporation Law of the State of Delaware (or any similar provision of applicable law at the time in effect).

                            ARTICLE X
                           AMENDMENTS

These By-Laws may be amended by a majority vote of the stockholders entitled to vote at any annual or special meeting of the stockholders provided notice of the proposed amendment shall be included in the notice of the meeting. The Board of Directors, by a majority vote of the whole Board at any meeting, may amend these By-Laws, including By-Laws adopted by the stockholders, provided that the stockholders may from time to time specify particular provisions of the By-Laws which shall not be amended by the Board of Directors.